Exhibit 3.130

The LISCR Trust Company
80 Broad Street
Monrovia
Liberia

ARTICLES OF INCORPORATION

PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Liberian Business Corporation Act, does hereby make, subscribe, acknowledge and file in the Office of the Minister of Foreign Affairs this instrument for that purpose, as follows:

A. The name of the Corporation shall be:

TSANGARIS MARINE SERVICES INC.

B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Liberian Business Corporation Act, without in any way limiting the foregoing, the special powers of the Corporation shall be:

(1) To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments of interests in the nature of securities of any kind whatsoever which a corporation organized under the Business Corporation Act is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company, association or other business organization, domestic or foreign; and the term “public authority” shall include any domestic or foreign governmental, municipal or other public authority;

(2) To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and wheresoever situated, and any interest therein, at any place or places in Liberia or abroad, either as principal or as a factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of Liberia, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution;

(3) To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without Liberia, and to do all things incidental to such business;

(4) To carry on the business of warehousing and all business incidentals thereto, including the issuing of warehouse receipts, negotiable or otherwise, and making of advances or loans upon the security of goods warehoused;

(5) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain, and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, within or without Liberia, and in any part of the world, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties;

(6) To acquire, hold, use, sell, assign, lease, and grant licenses or sub-licenses in respect of, pledge or otherwise dispose of, letters patent of Liberia or any foreign country, patent rights, licenses, privileges inventions, improvement processes, copyrights, trademarks and trade names relating to or useful in connection with any business of the Corporation,

(7) To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person in Liberia or abroad;

(8) To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, and conduct in any lawful manner the whole or any part of the business thus acquired;

(9) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities, thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, outfit such vessels and ships.

(10) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce throughout the world.

(11) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(12) To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(13) To make, enter into and carry out any arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose;

(14) To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein;

(15) To enter into, make, perform and carry out or cancel and rescind contracts for any lawful purposes pertaining to its business with any person or public authority;

(16) To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incident thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority;

(17) To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of, or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation;

(18) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(19) To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Business Corporation Act, to buy, sell and deal in foreign exchange;

(20) To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in this Certificate contained shall be deemed to authorize it to do so;

(21) To make any guaranty so far as the same may be permitted to be done by a corporation organized under the Liberian Business Corporation Act.

(22) To borrow or raise monies for any of the purposes of the Corporation and from time to time, without limit as to amount to draw, make, accept, endorse, execute and issued promissory notes, drafts, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of the whole or any part of the assets of the Corporation, real, personal or mixed, including contract rights whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such securities of the Corporation for its corporate purposes;

(23) To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Liberian Business Corporation Act; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders’ quorum or vote;

(24) To act in any and all parts of the world in any capacity whatsoever as agent, broker, or representative, general or special, for any person or public authority, including, but without limitation of the foregoing, to act as agent, broker or representative, general or special, for any person engaged in the business of writing insurance, but only to the extent permitted to corporations organized pursuant to the Liberian Business Corporation Act;

(25) To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of Liberia; to establish and maintain offices and agencies within and anywhere outside of Liberia; and to exercise any or all of its corporate powers and rights in Liberia and in any foreign countries.

The foregoing clauses shall be construed as both purposes and powers and the matters expressed in each clause shall, except as otherwise expressly provided, be in no ways limited by reference or inference from the terms of any other clause but shall be regarded as independent purposes and powers; and the enumerations of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not now or hereafter permitted by the Liberian Business Corporation Act to Corporations formed there under.

C. The registered address of the Corporation in Liberia shall be 80 Broad Street, Monrovia, Liberia. The name of the Corporation’s registered agent at such address shall be The LISCR Trust Company.

D. The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) bearer shares without par value.

The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.

E. The Corporation shall have every power which a corporation now or hereafter organized under the Liberian Business Corporation Act may have.

F. The name and mailing address of each incorporator and subscriber of these Articles of Incorporation and the number of shares of stock subscribed by each incorporator is:

Name	Post Office Address	No. of Shares of Common Stock Subscribed
M. Lang	80 Broad Street	One Monrovia, Liberia

G. The number of directors constituting the initial board of directors is Two (2).

The number of directors may be increased up to five (5) either by resolution of the sole director or by resolution of the shareholder.

H. The Board of Directors as well as the Shareholders of the Corporation shall have the authority to adopt, amend or repeal the by-laws of the Corporation.

I. Corporate existence shall begin upon filing these Articles of Incorporation with the Minister of Foreign Affairs as of the filing date stated on these Articles.

IN WITNESS WHEREOF, I have executed this instrument on September 1, 2005.

/s/ M. Lang
M. Lang

$12.00 REVENUE STAMPS ON ORIGINAL

On September 1, 2005 before me personally came M. Lang to me known and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that the execution thereof was his act and deed.

/s/

THE LISCR TRUST COMPANY

80 Broad Street

Monrovia, Liberia

The LISCR Trust Company hereby accepts the appointment with effect from the 1st day of September, 2005 as Registered Agent, in accordance with the provisions of Chapter 3 of the Business Corporation Act 1977, The Associations Law, Title 5, as Amended, of the Liberian Code of Laws Revised, for

TSANGARIS MARINE SERVICES INC.

Registration Number C - 107667

and hereby certifies that the office of The LISCR Trust Company is located at 80 Broad Street, City of Monrovia, County of Montserrado, Republic of Liberia.

Dated this 1st day of September, 2005

For and on behalf of THE LISCR TRUST COMPANY
/s/ Joseph Keller
JOSEPH KELLER
General Manager